UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2021 (February 16, 2021)

Watford Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-38788	98-1155442
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices)

(441) 278-3455
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WTRE	Nasdaq Global Select Market
8½% Cumulative Redeemable Preference Shares	WTREP	Nasdaq Global Select Market

Background Information

As previously reported by Watford Holdings Ltd., a Bermuda exempted company (the “Company” or “Watford”), (i) on its Current Report on Form 8-K filed October 13, 2020 (the “October 13, 2020 8-K”), on October 9, 2020, the Company entered into (A) an Agreement and Plan of Merger (the “Original Merger Agreement”) with Arch Capital Group Ltd., a Bermuda exempted company (“Arch”), and Greysbridge Ltd., a Bermuda exempted company limited by shares and wholly owned subsidiary of Arch (“Merger Sub”) and (B) a Voting and Support Agreement (the “Arch Voting Agreement”) with Arch Reinsurance Ltd. (“ARL”) and Gulf Reinsurance Ltd. (“GRL”), each a subsidiary of Arch and (ii) on its Current Report on Form 8-K filed November 2, 2020 (the “November 2, 2020 8-K”), on November 2, 2020, the Company entered into Amendment No. 1  to the Original Merger Agreement (the “Amendment” and, the Original Merger Agreement as amended by the Amendment, the “Merger Agreement”).  In addition, on November 2, 2020, Arch assigned its rights under the Merger Agreement to Greysbridge Holdings Ltd. (“Holdco”), a newly-formed company organized by Arch for the purpose of facilitating the merger.  If the merger is completed, ARL will own 40% of Holdco, certain investment funds managed by Kelso & Company (“Kelso”) will own 30% of Holdco and certain investment funds managed by Warburg Pincus LLC (“Warburg Pincus”) will own 30% of Holdco.

Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Holdco (the “Surviving Company”).  Pursuant to the Arch Voting Agreement, among other things, ARL and GRL have agreed to vote all shares of the Company’s issued and outstanding common share, par value $0.01 per share (the “Common Shares”), and issued and outstanding 8½% Cumulative Redeemable Preference Share of the Company (the “Preference Shares”) owned by them in favor of the adoption of the Merger Agreement and to not transfer any such shares, subject to the conditions set forth in the Arch Voting Agreement.

For more information about the Merger Agreement, see the October 13, 2020 8-K and the November 2, 2020 8-K.  For more information about the Arch Voting Agreement, see the October 13, 2020 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Kelso and WP Windstar Voting and Support Agreements

On February 16, 2021, ARL sold (i) an aggregate of 230,400 Common Shares to Kelso Investment Associates X, L.P., KEP X, LLC, and KSN Fund X, L.P. (collectively, the “Kelso Funds”), which are affiliates of Kelso, and (ii) 230,400 Common Shares to WP Windstar Investments Ltd (“WP Windstar”), which is an affiliate of Warburg Pincus, in each case, at a purchase price of $34.66 per Common Share, which was the then current market price of the Common Shares (based on the closing sale price of the Common Shares on the Nasdaq Global Select Market on February 12, 2021) (such sales collectively, the “Arch Sales”).  In connection with the Arch Sales, on February 16, 2021, the Company entered into a waiver to the Arch Voting Agreement with ARL and GRL in order to permit the Arch Sales to the Kelso Funds and WP Windstar.  In addition and as a condition to the Company’s willingness to provide such waiver and permit the Arch Sales, on February 16, 2021, the Company also entered into (i) a Voting and Support Agreement with the Kelso Funds (the “Kelso Voting Agreement”) and (ii) a Voting and Support Agreement with WP Windstar (the “WP Windstar Voting Agreement” and together with the Kelso Voting Agreement, the “Kelso and WP Windstar Voting Agreements”), which are substantially similar to the Arch Voting Agreement and pursuant to which the Kelso Funds and WP Windstar agreed, among other things, to vote any Common Shares or Preference Shares owned by them (i) in favor of the adoption of the Merger Agreement and (ii) against any proposal, other action, amendment or other change to the Company’s memorandum of association or bye-laws or any other material change in the Company’s corporate structure or business that would reasonably be expected to impede or adversely affect in any material respect the merger or any of the other transactions contemplated by the Merger Agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, or the applicable Kelso and WP Windstar Voting Agreement. The Kelso Funds and WP Windstar also agreed to not tender, transfer, grant any proxies or powers of attorney with respect to Common Shares they own or enter into any voting agreement inconsistent with the applicable Kelso and WP Windstar Voting Agreement.

The Kelso and WP Windstar Voting Agreements will automatically terminate upon the earliest to occur of (a) the closing of the Merger, (b) the date that the Merger Agreement is terminated, (c) an adverse recommendation change and (d) the delivery of written notice of termination of the applicable Kelso and WP Windstar Voting Agreement by the Company to the Kelso Funds or WP Windstar, as applicable. Certain provisions (such as those relating to expenses, amendment, waiver and governing law) will survive the termination of the Kelso and WP Windstar Voting Agreements.

The foregoing description of the Kelso and WP Windstar Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Kelso Voting Agreement filed as Exhibit 10.1 hereto and the WP Windstar Voting Agreement filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Voting and Support Agreement, dated as of February 16, 2021, by and among Watford Holdings Ltd., Kelso Investment Associates X, L.P., KEP X, LLC, and KSN Fund X, L.P.
10.2	Voting and Support Agreement, dated as of February 16, 2021, by and between Watford Holdings Ltd. and WP Windstar Investments Ltd.

Cautionary Note Regarding Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward−looking statements. This report or any other written or oral statements made by or on behalf of Watford and its subsidiaries may include forward−looking statements, which reflect Watford’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this report are forward−looking statements.  Forward−looking statements can generally be identified by the use of forward−looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward−looking statements involve Watford’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements.  A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: one or more closing conditions to the Merger, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger, or that the required approval of the Merger Agreement by the shareholders of Watford may not be obtained; the business of Watford may suffer as a result of uncertainty surrounding the Merger and there may be challenges with employee retention as a result of the pending Merger; the Merger may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the Merger; an event, change or other circumstance may occur that could give rise to the termination of the Merger Agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement); adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and Watford’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of Watford’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; Watford’s ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses Watford has acquired or may acquire into its existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to Watford of reinsurance to manage Watford’s gross and net exposures; the failure of others to meet their obligations to Watford; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR and other factors identified in Watford’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to Watford or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Watford does not undertake any obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, on February 8, 2021, Watford filed with the SEC a revised preliminary proxy statement on Schedule 14A, and Watford and certain other persons, including Arch, the Kelso Funds and WP Windstar, filed with the SEC an amendment to their previously filed Schedule 13E-3 transaction statement. Following the filing of the definitive proxy statement with the SEC, Watford will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the definitive proxy statement, as well as other filings containing information about Watford, free of charge, from the SEC’s web site (www.sec.gov). Investors may also obtain Watford’s SEC filings in connection with the transaction, free of charge, by directing a request to Watford Holdings Ltd., Waterloo House, 1st Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

Participants in the Solicitation

Watford and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Watford’s directors and executive officers is available in its definitive proxy statement for its 2020 annual meeting of shareholders filed with the SEC on April 14, 2020. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the definitive proxy statement relating to the transaction when it becomes available. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 19, 2020

WATFORD HOLDINGS LTD.

By:	/s/ Jonathan D. Levy
	Name:	Jonathan D. Levy
	Title:	Chief Executive Officer